UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Atlantic Coast Financial Corporation

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April 15, 2011
Dear Stockholder:
We cordially invite you to attend the 2011 Annual Meeting of Stockholders of Atlantic Coast Financial Corporation, the parent company of Atlantic Coast Bank. The annual meeting will be held at the Jacksonville Marriott Hotel, 4670 Salisbury Road, Jacksonville, Florida, at 10:00 a.m., local time, on May 13, 2011.
The enclosed notice of Annual Meeting of Stockholders and proxy statement describes the formal business to be transacted at the annual meeting. During the annual meeting we will also report on the operations of Atlantic Coast Financial Corporation. Our directors and officers will be present to respond to any questions that stockholders may have.
The business to be conducted at the annual meeting includes the election of five directors and the ratification of the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the year ending December 31, 2011.
Our board of directors has determined that the matters to be considered at the annual meeting are in the best interests of Atlantic Coast Financial Corporation and its stockholders. For the reasons set forth in the proxy statement, the board of directors unanimously recommends a vote “FOR” each matter to be considered.
Also enclosed for your review is our 2010 Annual Report to Stockholders, which contains detailed information concerning the activities and operating performance of Atlantic Coast Financial Corporation (the successor of Atlantic Coast Federal Corporation) as well as our audited financial statements. On behalf of the board of directors, we urge you to vote your shares of common stock as soon as possible even if you currently plan to attend the annual meeting. You can vote your shares of common stock prior to the annual meeting by mailing the enclosed proxy card in accordance with the instructions on the proxy card. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the annual meeting.

Sincerely,

G. Thomas Frankland
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Proxy Statement
REVOCATION OF PROXIES
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
PROPOSAL I — ELECTION OF DIRECTORS
PROPOSAL II — RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING
STOCKHOLDER PROPOSALS
OTHER MATTERS
MISCELLANEOUS
HOUSEHOLDING OF PROXY STATEMENTS AND ANNUAL REPORTS
BY ORDER OF THE BOARD OF DIRECTORS

ATLANTIC COAST FINANCIAL CORPORATION
12724 Gran Bay Parkway West
Jacksonville, Florida 32258
(800) 342-2824
NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
To be held on May 13, 2011
     Notice is hereby given that the 2011 Annual Meeting of Stockholders of Atlantic Coast Financial Corporation will be held at the Jacksonville Marriott Hotel, 4670 Salisbury Road, Jacksonville, Florida, on May 13, 2011, at 10:00 a.m., local time.
     A proxy card and a proxy statement for the annual meeting are enclosed.
     The annual meeting is being held for the purpose of considering and acting upon:
1.	The election of five directors of Atlantic Coast Financial Corporation;

2.	The ratification of the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm for Atlantic Coast Financial Corporation for the year ending December 31, 2011; and
such other matters as may properly come before the annual meeting, or any adjournments thereof. The board of directors is not aware of any other business to come before the annual meeting.
     Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned. Stockholders of record at the close of business on March 18, 2011, are the stockholders entitled to vote at the annual meeting, and any adjournments thereof.
     EVEN IF YOU DO NOT PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES OF COMMON STOCK WITHOUT DELAY. YOU CAN VOTE YOUR SHARES OF COMMON STOCK PRIOR TO THE ANNUAL MEETING BY MAILING THE ENCLOSED PROXY CARD IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD. YOU MAY REVOKE A PROXY AT ANY TIME BEFORE WE VOTE AT THE ANNUAL MEETING. YOU MAY DO SO BY EXECUTING AND RETURNING A PROXY CARD DATED LATER THAN A PREVIOUSLY SUBMITTED PROXY OR BY SUBMITTING A WRITTEN REVOCATION TO THE SECRETARY OF ATLANTIC COAST FINANCIAL CORPORATION BEFORE THE VOTE IS TAKEN AT THE ANNUAL MEETING. IF YOU HOLD SHARES OF COMMON STOCK THROUGH A BROKER, YOU SHOULD FOLLOW THE INSTRUCTIONS OF YOUR BROKER REGARDING VOTING AND REVOCATION OF PROXIES. IF YOU ATTEND THE ANNUAL MEETING YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOUR SHARES ARE NOT REGISTERED IN YOUR NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE IN PERSON AT THE ANNUAL MEETING.
     Our proxy statement, annual report to stockholders on Form 10-K and proxy card are available on http://www.irinfo.com/acfc/acfc.html.

By Order of the Board of Directors

Pamela T. Saxon
Secretary

Jacksonville, Florida
April 15, 2011
A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

Proxy Statement
ATLANTIC COAST FINANCIAL CORPORATION
12724 Gran Bay Parkway West
Jacksonville, Florida 32258
(800) 342-2824
ANNUAL MEETING OF STOCKHOLDERS
May 13, 2011
     This proxy statement is being furnished in connection with the solicitation of proxies on behalf of the board of directors of Atlantic Coast Financial Corporation to be used at the 2011 Annual Meeting of Stockholders of Atlantic Coast Financial Corporation, which will be held at the Jacksonville Marriott Hotel, 4670 Salisbury Road, Jacksonville, Florida, on May 13, 2011, at 10:00 a.m., local time, and all adjournments of the annual meeting. The accompanying notice of annual meeting of stockholders and this proxy statement are first being mailed to stockholders on or about April 15, 2011. On February 3, 2011, Atlantic Coast Federal Corporation completed its “second step” conversion from the mutual holding company structure to the fully public stock holding company and was succeeded by Atlantic Coast Financial Corporation. All references to company and committee actions in 2010 are to Atlantic Coast Federal Corporation.
REVOCATION OF PROXIES
     Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless revoked, the shares represented by such proxies will be voted at the annual meeting and all adjournments thereof. Proxies solicited on behalf of the board of directors of Atlantic Coast Financial Corporation will be voted in accordance with the directions given thereon. You can vote your shares of our common stock prior to the annual meeting by signing and returning the enclosed proxy card to us, in accordance with instructions set forth on the proxy card. Proxies received by us, which are signed, but contain no instructions for voting, will be voted “FOR” the proposals set forth in this proxy statement.
     Proxies may be revoked by sending written notice of revocation to the Secretary of Atlantic Coast Financial Corporation, Pamela T. Saxon, at our address shown above, by delivering a duly executed proxy bearing a later date, or by attending the annual meeting and voting in person. The presence at the annual meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the annual meeting or delivers a written revocation to the Secretary of Atlantic Coast Financial Corporation prior to the voting of such proxy.
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
     Holders of record of our common stock, par value $0.01 per share, as of the close of business on March 18, 2011 are entitled to one vote for each share then held. As of March 18, 2011, there were 2,629,181 shares of our common stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.
     As to the election of directors, the proxy card included with this proxy statement enables a stockholder to vote FOR the election of the nominees proposed by the governance/nominating committee of the board of directors, or to WITHHOLD authority to vote for one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld.
     As to the ratification of the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm, a stockholder may: (i) vote FOR the proposal; (ii) vote AGAINST the proposal; or (iii) ABSTAIN from voting on such proposal. The affirmative vote of holders of a majority of the votes cast at the annual meeting in person or by proxy is required for the ratification of the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm for the year ending December 31, 2011. The approval of this proposal shall be determined by a majority of the votes cast at the annual meeting, without regard to broker non-votes or proxies marked “ABSTAIN.”
     Persons and groups who beneficially own in excess of 5% of our common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended. The following table sets forth, as of March 18, 2011, the shares of common stock beneficially owned by each person who was the beneficial owner of more than 5% of the outstanding shares of our common stock.

Amount of Shares
	Owned and Nature	Percent of Shares
Name and Address of	of Beneficial	of Common Stock
Beneficial Owners	Ownership (1)	Outstanding
Ithan Creek Master Investment	149,829 (2)	5.70%
Partnership (Cayman) II, L.P. c/o Wellington Hedge Management, LLC 280 Congress Street Boston, MA 02210

(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if such person has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.

(2)	Based on a Schedule 13G filed with the Securities and Exchange Commission on March 10, 2011, Ithan Creek Master Investment Partnership (Cayman) II, L.P. has sole voting and investment power over all 149,829 shares.
PROPOSAL I — ELECTION OF DIRECTORS
     Our board of directors consists of eleven members and our bylaws provide that approximately one-third of our directors are to be elected annually. Our directors are generally elected to serve for a three-year period, or a shorter period if the director is elected to fill a vacancy, and until their respective successors have been elected and shall qualify. Five directors will be elected at the annual meeting and will serve until their successors have been elected and qualified. The governance/nominating committee has nominated Robert J. Larison, Jr., W. Eric Palmer, Jay S. Sidhu and G. Thomas Frankland, each to serve as directors for three-year terms and Bhanu Choudhrie to serve as a director for a one-year term. All of the nominees are currently members of the board of directors.
     The table below sets forth certain information regarding the composition of our board of directors as of March 18, 2011, and the nominees, including the terms of office of board members. It is intended that the proxies solicited on behalf of the board of directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the annual meeting for the election of the nominees identified below. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the board of directors may recommend. At this time, the board of directors knows of no reason why any nominee might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected.

		Positions			Shares of
		Held with Atlantic			Common Stock
		Coast Financial	Director	Term to	Beneficially		Percent
Name(1)	Age(2)	Corporation	Since(3)	Expire	Owned(4)		of Class
NOMINEES
Robert J. Larison, Jr.	54	Director, Chief Operating Officer	2003	2014	53,721	(5)	2.0%
W. Eric Palmer	48	Director	2005	2014	8,292	(6)	*
G. Thomas Frankland	64	Director, President and Chief Executive Officer	2010	2014	5,019	(7)	*
Jay S. Sidhu	59	Executive Chairman	2010	2014	52,428	(8)	2.0%
Bhanu Choudhrie	32	Director	2010	2012	120,000	(9)	4.6%

DIRECTORS CONTINUING IN OFFICE
Frederick D. Franklin, Jr.	55	Director	2005	2012	13,824	(10)	*
Robert J. Smith	50	Director	2003	2012	13,907	(11)	*
H. Dennis Woods	65	Director	1987	2012	11,060	(12)	*
Charles E. Martin, Jr.	64	Director	1982	2013	18,306	(13)	*
Forrest W. Sweat, Jr.	53	Director	2001	2013	23,679	(14)	*
Thomas F. Beeckler	64	Director	2005	2013	18,168	(15)	*

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Thomas B. Wagers, Sr.	53	Senior Vice President and Chief Financial Officer	N/A	N/A	20,324	(16)	*
Phillip S. Buddenbohm**	40	Senior Vice President — Chief Risk Officer	N/A	N/A	6,585	(17)	*
Maureen T. Britz**	62	Senior Vice President — Small Business Lending	N/A	N/A	1,047	(18)	*
Philip S. Hubacher**	53	Treasurer	N/A	N/A	12,221	(19)	*
All directors and executive officers as a group (15 persons)					378,581		14.1%

*	Less than 1%.

**	Phillip S. Buddenbohm, Maureen T. Britz and Philip S. Hubacher are officers of Atlantic Coast Bank only.

(1)	The mailing address for each person listed is 12724 Gran Bay Parkway West, Jacksonville, Florida 32258.

(2)	As of March 18, 2011.

(3)	Reflects initial appointment to the board of directors of Atlantic Coast Federal Credit Union, the predecessor to Atlantic Coast Bank, with the exception of Directors Larison, Sweat, Smith, Franklin, Palmer, Beeckler, Frankland, Choudhrie and Sidhu. Each director of Atlantic Coast Financial Corporation, with the exception of Messrs. Frankland and Choudhrie, is also a director of Atlantic Coast Bank.

(4)	See footnote (1), definition of “beneficial ownership,” in the table in “Voting Securities and Principal Holders Thereof.”

(5)	Includes 1,968 shares of common stock held in Mr. Larison’s individual retirement accounts, 1,730 shares of common stock held in trust, 7,606 shares of common stock held in Mr. Larison’s 401(k) plan account, 313 shares of common stock held by Mr. Larison as custodian for his daughter, 2,004 shares held in Mr. Larison’s employee stock ownership plan account, 788 shares of phantom stock, 10,027 shares of common stock held in Mr. Larison’s supplemental retirement plan agreement and 10,332 shares that can be acquired pursuant to stock options within 60 days of March 18, 2011. Mr. Larison has pledged 14,599 shares of our common stock as security for two loans.

(6)	Includes 19 shares of common stock held by Mr. Palmer’s children, 4,203 shares that can be acquired pursuant to stock options within 60 days of March 18, 2011 and 1,050 shares of common stock held in a director plan account.

(7)	Includes 5,019 shares of common stock held in Mr. Frankland’s individual retirement account.

(8)	Includes 1,372 unvested shares of restricted stock and 1,037 shares of common stock held in Mr. Sidhu’s 401(k) plan account.

(9)	All 120,000 shares of common stock are held by a company controlled by Mr. Choudhrie.

(10)	Includes 4,203 shares that can be acquired pursuant to stock options within 60 days of March 18, 2011, 5,093 shares of phantom stock and 1,823 shares of common stock held in director plan accounts.

(11)	Includes 8,047 shares of common stock held in trust, 4,203 shares that can be acquired pursuant to stock options within 60 days of March 18, 2011 and 1,657 shares of common stock held in a director plan account.

(12)	Includes 4,203 shares that can be acquired pursuant to stock options within 60 days of March 18, 2011 and 2,500 shares of common stock held in a director plan account.

(Footnotes continued on next page)

(13)	Includes 151 shares of common stock held in Mr. Martin’s individual retirement account, 196 shares owned by Mr. Martin’s spouse, 4,203 shares that can be acquired pursuant to stock options within 60 days of March 18, 2011, 3,812 shares of phantom stock and 5,000 shares of common stock held in director plan accounts.

(14)	Includes 7,006 shares of common stock held in Mr. Sweat’s individual retirement accounts, 3,489 shares of common stock held in Mr. Sweat’s spouse’s individual retirement account, 4,203 shares that can be acquired pursuant to stock options within 60 days of March 18, 2011 and 2,843 shares of common stock held in a director plan account.

(15)	Includes 4,203 shares that can be acquired pursuant to stock options within 60 days of March 18, 2011 and 5,000 shares of common stock held in a director plan account.

(16)	Includes 3,941 shares of common stock held in Mr. Wagers’ 401(k) plan account, 672 unvested shares of restricted stock, 1,393 shares held in Mr. Wagers’ employee stock ownership plan account, 5,000 shares of common stock held in Mr. Wagers’ supplemental retirement agreement and 5,366 shares that can be acquired pursuant to stock options within 60 days of March 18, 2011.

(17)	Includes 242 shares of common stock held in Mr. Buddenbohm’s 401(k) plan account, 2,842 shares that can be acquired pursuant to stock options within 60 days of March 18, 2011 and 999 shares held in Mr. Buddenbohm’s employee stock ownership plan account.

(18)	Includes 47 shares of common stock held in Ms. Britz’s 401(k) plan account.

(19)	Includes 1,394 shares of common stock held in Mr. Hubacher’s individual retirement accounts, 4,321 shares of common stock held in Mr. Hubacher’s 401(k) plan account, 701 shares held in Mr. Hubacher’s employee stock ownership plan account and 784 shares that can be acquired pursuant to stock options within 60 days of March 18, 2011.
Directors
     The principal occupation during the past five years of each of our continuing directors and nominee directors is set forth below. All directors have held their present positions for at least five years unless otherwise noted.
     Robert J. Larison, Jr. Mr. Larison was named our Chief Operating Officer in 2010, and before then he served as our President and Chief Executive Officer since our organization in 2003. He has been President and Chief Executive Officer of Atlantic Coast Bank and Atlantic Coast Federal Credit Union since 1983. Mr. Larison’s financial institutions industry experience and his long service to Atlantic Coast Bank provide the board with the expertise of a seasoned financial services executive.
     W. Eric Palmer. Mr. Palmer is employed by the Mayo Clinic, Jacksonville, Florida, where he serves as a section head of patient financial services. Prior to serving as section head, Mr. Palmer served as a section manager of accounts receivable at the Mayo Clinic for four years. Mr. Palmer is active in a number of Jacksonville area civic organizations, which provide an opportunity for the community to learn more about Atlantic Coast Bank and its products and services. Mr. Palmer was associated with Atlantic Coast Federal Credit Union as a member of its Credit Union Service Organization and its Community Advisory Board. In those roles, Mr. Palmer interfaced with members and member organizations and helped identify business development opportunities. Mr. Palmer was originally nominated as a director in order to use his previous experience and familiarity with Atlantic Coast Federal Credit Union members to assist management in the transition from a credit union business to a publicly traded company. The knowledge and insight Mr. Palmer acquires about our Florida markets through his involvement in Jacksonville civic organizations is used by Atlantic Coast Bank to design products and develop marketing plans and has lead to his renomination to the Board.
     G. Thomas Frankland. Mr. Frankland was appointed to the board of directors in August 2010 and was named Interim President and Chief Executive Officer of Atlantic Coast Federal Corporation in October 2010. He was formerly a partner with the international accounting firm of PriceWaterhouse (the predecessor firm of PriceWaterhouseCoopers) and his diverse background includes experience in many key corporate areas, including financial services, venture capital, mergers and acquisitions, and strategic planning and execution. Since 2006, Mr. Frankland has served on the executive committee of Springboard Capital LLC, a Jacksonville-based venture capital fund focused on early-stage financing opportunities for emerging companies. From 1998 to 2006, he was Chief Financial Officer and later President and Chief Operating Officer of CNB Florida Bancshares and subsequently Chief Operating Officer at Mercantile Bank, both in Jacksonville, the latter being a unit of The South Financial Group. The South Financial Group acquired CNB Florida Bancshares in 2004. Mr. Frankland’s vast prior experience in the banking industry and as a public accountant lead to his renomination to the Board.
     Jay S. Sidhu. Mr. Sidhu is Chairman and Chief Executive Officer of Customers Bank, headquartered in Phoenixville, Pennsylvania, where he has served since June 2009. Mr. Sidhu also is the Chairman and Chief Executive Officer of Sidhu Advisors, LLC, a financial services consulting company. Previously, Mr. Sidhu served as Chairman and Chief Executive Officer of the Philadelphia-based Sovereign Bank, where he was employed from 1986 until 2006. Under his leadership, Sovereign Bank grew from a small thrift with less than $1 billion in assets to a nearly $90 billion financial institution, with a branch network of 800 locations serving customers from Maryland to New Hampshire. Mr. Sidhu is being renominated to the board of directors due to his extensive experience in the financial services industry, as well as his capital markets background. Mr. Sidhu is also very experienced in public company operations and management, and is expected to contribute meaningfully to the board’s work in evaluating strategic opportunities, and offering guidance with respect to credit management.
     Bhanu Choudhrie. Mr. Choudhrie was appointed to the board of directors in July 2010. He has been Executive Director of C&C Alpha Group Limited, a London-based family private equity group, since November 2006 and was the Executive Director of C&C Business Solutions Ltd. from June 2003 to November 2006. Mr. Choudhrie is a private equity investor with investments in the United States, United Kingdom, Europe and Asia. He is also a director of Customers Bank, Phoenixville, Pennsylvania. The board of directors renominated Mr. Choudhrie to obtain the benefit of his business and finance experience and knowledge of global economic trends that may impact the domestic economy.
     Frederick D. Franklin, Jr. Mr. Franklin has been a shareholder in the law firm of Rogers Towers, P.A., Jacksonville, Florida since January 2004. He currently serves as the firm’s managing director. His legal experience also includes service as the General Counsel for the City of Jacksonville and its independent authorities. Mr. Franklin specializes in complex commercial litigation and has more than 20 years experience representing banks and federal banking agencies in loan workouts, commercial foreclosures and lender liability actions. His extensive experience as an attorney provides guidance to the board of directors in a number of areas, including litigation, contract negotiation and risk management.
     Robert J. Smith. Mr. Smith, a certified public accountant, is currently a principal with Proficere Advisors, LLC, a consulting firm specializing in the financial services industry. From June 2008 to July 2010, he was employed by Cypress Insurance Group in Jacksonville, Florida, as Executive Vice President, Finance. From January 2001 through June 2008, Mr. Smith served as a mortgage banking executive with PHH Mortgage in Jacksonville, Florida, except for the period from April 2002 to July 2003, during which he was employed by Basis 100, a technology company which served the mortgage banking industry. Prior to his employment with PHH Mortgage in 2001, he was Senior Vice President of Merrill Lynch Credit Corporation, Jacksonville, Florida, for nine years and, prior to that, was a Senior Manager for Deloitte & Touche LLP, where he was recognized as a National Industry Specialist in the savings and loan and real estate industries. Mr. Smith was originally nominated as a director because of his breadth of accounting expertise and experience in mortgage finance and capital markets. Mr. Smith’s expertise also qualifies him as a financial expert, which was the basis of his selection as chairman of the audit committee.
     H. Dennis Woods. Mr. Woods is a retired employee of CSX Transportation, Inc., Waycross, Georgia, where he worked from 1964 until 2005. He most recently served as the business manager of the company’s warehouse in Waycross, Georgia. Mr. Woods has served as a director of Atlantic Coast Bank and its predecessor, Atlantic Coast Federal Credit Union, since 1987. From 1977 to 1986, Mr. Woods also served as a member of Atlantic Coast Federal Credit Union’s supervisory committee where, through his interaction with regulators and outside accountants, Mr. Woods developed knowledge and skills that enable him to serve on Atlantic Coast Bank’s board. Mr. Wood’s long-standing service and knowledge of Atlantic Coast Financial Corporation’s operations has provided valuable insight and direction into the development of Atlantic Coast Bank’s corporate governance practices. Further, as a long-time resident in Waycross, Georgia, where Atlantic Coast Bank has its largest market share, Mr. Woods offers important insight into the financial service needs of that market.
     Charles E. Martin, Jr. Mr. Martin is a retired employee of CSX Transportation, Inc., Waycross, Georgia, where he worked as a machinist for over 20 years. Mr. Martin has served as a director of Atlantic Coast Bank and its predecessor, Atlantic Coast Federal Credit Union, since 1982. In his role as director of Atlantic Coast Federal Credit Union, Mr. Martin headed the credit committee after obtaining credit certification under a program offered by Florida State University. Mr. Martin has used this knowledge and experience to provide input on the development of credit policies and procedures as well as being an advisor to Atlantic Coast Bank management in loan decisions and problem loan situations. Prior to 2005, Mr. Martin was a long-time resident of Waycross, Georgia. This provides Mr. Martin access to many community leaders and organizations, which provides Atlantic Coast Financial Corporation business development and growth opportunities in the Waycross market.
     Forrest W. Sweat, Jr. Mr. Sweat is a partner in the law firm of Walker & Sweat, Waycross, Georgia. He has practiced law since 1982. Mr. Sweat specializes in providing legal counsel in real estate acquisition, lending and related matters. A large part of Atlantic Coast Bank’s lending program involves residential and commercial lending. Mr. Sweat was originally nominated to serve as a director due to his experience in this area, and to provide the benefit of his expertise to Atlantic Coast Bank and the board of directors as a member of the loan and Community Reinvestment Act (“CRA”) committees.
     Thomas F. Beeckler. Mr. Beeckler is the owner, President and Chief Executive Officer of the Beeckler Company, Jacksonville, Florida, a real estate development firm. Mr. Beeckler founded the company in 1990. Mr. Beeckler was originally nominated as a director due to his real estate development experience, which contributes to Atlantic Coast Bank’s evaluation of real estate lending opportunities in Florida as member of the loan committee. Mr. Beeckler’s experience in the acquisition and development of real estate is also used to assist the board of directors in the acquisition of property for branches and other business office space.
Executive Officers Who Are Not Directors
     The business experience for at least the past five years for each of the executive officers of Atlantic Coast Bank, who do not serve as directors, is set forth below.
     Thomas B. Wagers, Sr. Mr. Wagers has served as Chief Financial Officer since May 2009. He previously served as Chief Operating Officer of Atlantic Coast Bank beginning in December 2006, and as Vice President of Finance, beginning in June 2004. Mr. Wagers has over 19 years of banking experience including 12 years in various senior internal audit and finance positions with Barnett Banks, Inc. from 1985 until 1997. Mr. Wagers is a certified public accountant in Florida and, upon graduating with a B.S. degree in accounting from East Tennessee State University in 1979, he worked for the national public accounting firm of Coopers and Lybrand. He joined Barnet Banks, Inc. in 1985 as an audit manager. Prior to joining Atlantic Coast Bank, Mr. Wagers was an independent accounting consultant from August 2002 until May 2004, and worked in the food distribution business from 1998 until 2002.
     Phillip S. Buddenbohm. Mr. Buddenbohm has served as Senior Vice President-Chief Risk Officer since September 2007. He previously served as senior vice president of credit administration from March 2005 until September 2007. Formerly a first vice president in the Consumer Services Division of National Commerce Financial Corporation in Memphis, Tennessee, he has 15 years of experience in lending, credit administration and branch services.
     Maureen T. Britz. Ms. Britz has served as Senior Vice President of Small Business Lending since October 2010. Ms. Britz has 22 years of experience in commercial lending,and most recently focused on SBA programs. From August 2009 to September 2010, she was with HomeBanc, N.A. in Tampa, Florida, where she served as Director of SBA Lending with responsibility over sales, operations and marketing of SBA lending. From June 2005 to January 2009, Ms. Britz held several leadership positions in lending with Banco Popular North America, serving most recently as Senior Vice President — National Operations Manager for Small Business and Commercial Lending. From January 2003 to June 2005, she was employed by Bayview Financial, serving in SBA and other lending capacities.
     Philip S. Hubacher. Mr. Hubacher has served as Treasurer of Atlantic Coast Bank since 1988. He is a retired lieutenant colonel in the United States Air Force Reserve.
Board Structure and Risk Oversight
     Jay S. Sidhu serves as the Executive Chairman of the Board and G. Thomas Frankland serves as the President and Chief Executive Officer of Atlantic Coast Financial Corporation. The board of directors made a determination that with the appointment of Mr. Sidhu as Executive Chairman and principal executive officer in

2010, it was appropriate to appoint Charles E. Martin, Jr., the former independent Chairman of the Board as the lead independent director to oversee the governance of the Board independent of management. In addition, the separation of the Chairman of the Board and Chief Executive Officer positions the President and Chief Executive Officer to better focus his efforts on strengthening our franchise and increasing shareholder value. The suitability of this structure is reviewed on an annual basis by the board of directors. In 2011, the board of directors designated Mr. Frankland as principal executive officer.
     The primary risks facing Atlantic Coast Bank, as the operating subsidiary of Atlantic Coast Financial Corporation, are interest rate risk, liquidity risk, investment risk, credit risk, risks associated with inadequate allowance for loan losses, competitive risks and regulatory risks. While the full board of directors is actively engaged in monitoring all of these risks, we have further assigned specific responsibilities to board and management committees of Atlantic Coast Bank and Atlantic Coast Financial Corporation for detailed review. The asset/liability committee, with the assistance of professional consultants, regularly monitors interest rate risk and liquidity risk. Such monitoring includes a review of compliance by Atlantic Coast Bank and regulatory policies governing interest rates risk, investments, stress tests and liquidity risk as well as overseeing appropriate risk mitigating strategies and the effect of those strategies on competitive risks. The loan committee meets regularly to review large loan requests and monitors overall credit risk of the loan portfolio by obtaining independent third-party evaluation of Atlantic Coast Bank’s loan grading system and, together with portfolio credit conditions, the risk to the allowance for loan losses. In addition to its role of ensuring the integrity of Atlantic Coast Financial Corporation’s financial statements, the audit committee monitors regulatory risks by evaluating regulatory examination results and assessing the examination reports and Atlantic Coast Bank’s responses to such reports, as well as the internal audit and other independent audits of compliance with various state and federal regulations. The audit committee also evaluates the development of Atlantic Coast Bank’s policies and procedures for new or emerging regulations. Finally, Atlantic Coast Bank established a risk management committee during 2010 to assess Atlantic Coast Bank’s overall risk profile. In 2011, the risk management committee will be a separate committee of Atlantic Coast Bank’s board of directors with responsibility for evaluating the potential impact to capital and earnings of changes in risk levels for credit, interest rates, liquidity, reputation, compliance and operating risks.
Board Independence
     The board of directors consists of a majority of “independent directors” within the meaning of the NASDAQ corporate governance listing standards. The board of directors has determined that each of our directors is “independent” within the meaning of the NASDAQ corporate governance listing standards with the exception of G. Thomas Frankland and Jay S. Sidhu who are President and Chief Executive Officer and the Executive Chairman of Atlantic Coast Financial Corporation, respectively, Robert J. Larison, Jr. who is Chief Operating Officer of Atlantic Coast Financial Corporation and President and Chief Executive Officer of Atlantic Coast Bank, and Bhanu Choudhrie due to the lending relationship he had with Atlantic Coast Bank in 2010. The board of directors has adopted a policy that the independent directors of the board shall meet in executive session periodically, which meetings may be held in conjunction with regularly scheduled board meetings.
     In determining the independence of the non-executive directors, the board of directors reviewed the following transactions: (1) legal fees of approximately $179,000 paid to the law firm of Rogers Towers P.A., of which Mr. Franklin is a partner, and (2) grants given to the Jacksonville Children’s Christmas Party, an organization with which Mr. Palmer serves as a director, which amounted to approximately $5,000.
Meetings and Committees of the Board of Directors
     Our business is conducted at regular and special meetings of the full board of directors and its standing committees. The standing committees consist of the executive, audit, compensation and governance/nominating committees. During the fiscal year ended December 31, 2010, the board of directors had 12 regular meetings and five special meetings. No director attended fewer than 75% in the aggregate of the total number of board meetings held and the total number of committee meetings on which he served during fiscal 2010.
     Executive Committee. The executive committee consists of directors Martin, who serves as chairman, Beeckler and Sweat. The executive committee meets as needed. The executive committee is generally authorized to act on behalf of the full board of directors when certain business matters require prompt action. The executive committee met two times during the fiscal year ended December 31, 2010.
     Audit Committee. The audit committee consists of directors Smith, who serves as chairman, Beeckler and Palmer. The audit committee assists the board of directors in fulfilling its oversight responsibility relating to the integrity of our financial statements and the financial reporting processes; the systems of internal control over financial reporting; compliance with legal and regulatory requirements; the performance of our internal audit function; and our relationship with our independent registered public accounting firm. The committee hires, and reviews the reports prepared by, the registered public accounting firm and reviews substantially all of our periodic public financial disclosures. The committee is empowered to investigate any matter, with full access to all necessary books, records, facilities and personnel of the company, and has the authority to retain at our expense legal, accounting or other advisors, consultants or experts, as it deems appropriate. Each member of the audit committee is “independent” as defined in the NASDAQ corporate governance listing standards and under Rule 10A-3 of the Securities Exchange Act of 1934. The board of directors has determined that director Smith qualifies as an “audit committee financial expert” as that term is used in the rules and regulations of the Securities and Exchange Commission. Our board of directors has adopted a written charter for the audit committee. The audit committee met 14 times during the fiscal year ended December 31, 2010.
     Compensation Committee. The compensation committee is responsible for recommending to the full board of directors the compensation of the chief executive officer and senior management, reviewing and administering overall compensation policy, including setting performance measures and goals, approving benefit programs, establishing compensation of the board of directors and other matters of personnel policy and practice and coordinating such actions with the benefits committee of Atlantic Coast Bank. The compensation committee is composed of directors Martin, who serves as chairman, Smith and Beeckler. Each member of the compensation committee is considered “independent” as defined in the NASDAQ corporate governance listing standards. The board of directors has adopted a written charter for the compensation committee, which is available on our website at www.atlanticcoastbank.net. The compensation committee met three times during the year ended December 31, 2010.
     The role of the compensation committee is to review annually the compensation levels of the executive officers and recommend compensation changes to the board of directors. The compensation committee is composed entirely of outside, non-employee directors. It is intended that the executive compensation program will enable us to attract, motivate and retain talented executive officers who are capable of achieving our growth strategy and enhancing long-term stockholder value. The compensation committee has adopted a compensation strategy that seeks to provide competitive, performance-based compensation strongly aligned with the financial and stock performance of Atlantic Coast Financial Corporation. The key elements of our compensation program for executives are: base salary, annual incentive compensation and stock based award compensation. As deemed necessary in order to determine that the key elements of our executive compensation strategy are appropriate for our industry and market, the compensation committee may utilize the services of third party compensation consultants to gain perspective on similar executive positions in peer groups of publicly traded financial institutions. No such services were obtained in 2010 or 2009.
     The compensation committee directly reviews the performance of the chief executive officer. The chief executive officer evaluates the performance and makes recommendations to the compensation committee for the other executive officers. However, the compensation committee has the sole authority to recommend changes regarding the total compensation of all executive officers to the full board of directors. Under the board’s policies, Messrs. Sidhu, Frankland, Larison, and any other director who is also an executive officer of Atlantic Coast Financial Corporation and Atlantic Coast Bank, do not participate in the board of directors determination of their own compensation.
     Governance/Nominating Committee. The governance/nominating committee currently consists of directors Martin who serves as chairman, Smith and Franklin, each of whom is considered “independent” as defined in the NASDAQ corporate governance listing standards. The board of directors has adopted a written charter for the governance/nominating committee, which is available on our website at www.atlanticcoastbank.net. The governance/nominating committee met one time during the year ended December 31, 2010.

     The functions of the governance/nominating committee include the following:
•	leading the search for individuals qualified to become members of the board of directors and to select director nominees to be presented for stockholder approval;

•	developing and recommending to the board of directors other specific criteria not specified in its charter for the selection of individuals to be considered for election or re-election to the board of directors;

•	adopting procedures for the submission of recommendations by stockholders by nominees to the board of directors; and

•	annually reviewing the adequacy of its charter and recommending any proposed changes to the board of directors.
     The governance/nominating committee identifies nominees by first evaluating the current members of the board of directors willing to continue in service. Current members of the board of directors with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the board of directors with that of obtaining a new perspective. In addition, the governance/nominating committee is authorized by its charter to engage a third party to assist in the identification of director nominees. The committee does not have a formal diversity policy in the consideration of director nominees, but does consider a number of criteria, as set forth below, in its consideration of nominees for the board of directors. The governance/nominating committee seeks to identify candidates who, at a minimum, satisfy the following criteria:
•	the highest personal and professional ethics and integrity and whose values are compatible with our values;

•	experience and achievements that have given them the opportunity to exercise and develop good business judgment;

•	a willingness to devote the necessary time to the work of the board of directors and its committees, which includes being available for board and committee meetings;

•	a familiarity with the communities in which we operate and/or are actively engaged in community activities;

•	involvement in other activities or interests that do not create a conflict with their responsibilities to us and our stockholders; and

•	the capacity and desire to represent and balance the best interests of the communities that we serve including our stockholders and our customers, and not primarily a special interest group or constituency.
     The governance/nominating committee will also take into account whether a candidate satisfies the criteria for “independence” under the NASDAQ corporate governance listing standards.
     The governance/nominating committee has adopted procedures for the submission of recommendations for director nominees by our stockholders. If a determination is made that an additional candidate is needed for the board of directors, the governance/nominating committee will consider candidates submitted by our stockholders. Stockholders can submit the names of qualified candidates for director by writing to the chairman of the governance/nominating committee at 12724 Gran Bay Parkway West, Jacksonville, Florida 32258. The chairman must receive a submission not less than 120 days prior to the date of our proxy materials for the preceding year’s annual meeting. The submission must include the following information:
•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the governance/nominating committee;

•	the name and address of the stockholder as they appear on our stockholder records, and number of shares of our common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•	the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to Regulation 14A of the Securities Exchange Act of 1934;

•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of Atlantic Coast Financial Corporation or its affiliates;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement from the candidate that the candidate is willing to be considered and willing to serve as a director if nominated and elected.
     A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in our bylaws.
     A stockholder who wants to communicate with the board of directors or with any individual director can write to Atlantic Coast Financial Corporation at 12724 Gran Bay Parkway West, Jacksonville, Florida 32258, attention: Chairman of the Governance/Nominating Committee. The letter should indicate that the author is a stockholder and, if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:
•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly, or forward the communication for response by another employee. For example, a request for information about us as a stock-related matter may be forwarded to our stockholder relations officer; or

•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.
     At each board of directors meeting, management shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.
Code of Ethics
     The board of directors has adopted a Code of Business Conduct and Ethics that applies to all of Atlantic Coast Financial Corporation’s and Atlantic Coast Bank’s directors, officers and employees, and a Code of Ethics for the chief executive officer and senior financial officers. The codes are intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws. The codes are available on our website at www.atlanticcoastbank.net. Amendments to and waivers from the codes will also be disclosed on our website.
Attendance at Annual Meetings of Stockholders
     Although we do not have a formal written policy regarding director attendance at annual meetings of stockholders, it is expected that directors will make every effort to attend our annual meetings. Six of our then-current directors attended the prior year’s annual meeting of stockholders.

Audit Committee Report
     Our audit committee operates under a written charter adopted by the board of directors which is available on our website at www.atlanticcoastbank.net. The audit committee has issued a report which states that it has:
•	reviewed and discussed with management and our independent registered public accounting firm, our audited consolidated financial statements for the year ended December 31, 2010;

•	discussed with the independent registered public accounting firm the matters required to be discussed under Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

•	received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and have discussed with the independent registered public accounting firm their independence from us.
     Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in our annual report on Form 10-K for the year ended December 31, 2010 and be filed with the Securities and Exchange Commission. In addition, the audit committee approved the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm for us for the year ending December 31, 2011, subject to the ratification of this appointment by our stockholders.
     This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this report by reference, and shall not otherwise be deemed filed with the Securities and Exchange Commission.
This report has been provided by the audit committee.
Robert J. Smith, Chairman
Thomas F. Beeckler
W. Eric Palmer
Section 16(a) Beneficial Ownership Reporting Compliance
     Our common stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended. Our officers and directors and beneficial owners of greater than 10% of our common stock are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of our common stock. Securities and Exchange Commission rules require disclosure in a company’s annual proxy statement and annual report on Form 10-K of the failure of an officer, director or 10% beneficial owner of our common stock to file a Form 3, 4 or 5 on a timely basis. Based on our review of such ownership reports, Mr. Frankland and Ms. Britz each had one late Form 3 transaction and Mr. Sidhu had one late Form 4 transaction. No other officer, director or 10% beneficial owner of our common stock failed to file such ownership reports on a timely basis for the year ended December 31, 2010.

Executive Compensation
     The following table sets forth for the years ended December 31, 2010 and 2009, certain information as to the total compensation paid by Atlantic Coast Bank to Mr. Sidhu who serves as Executive Chairman, Mr. Larison, who serves as President and Chief Executive Officer of Atlantic Coast Bank and the two other highest compensated executive officers. Each of the individuals listed in the table below are referred to as a named executive officer.
Summary Compensation Table

						Non-equity	Non-qualified
						incentive	deferred
				Stock	Option	plan	compensation	All other
Name and		Salary	Bonus	awards(1)	awards(1)	compensation	earnings	compensation(2)	Total
Principal Position	Year	($)	($)	(#)	(#)	($)	($)	($)	($)
Jay S. Sidhu	2010	153,846 (4)	—	20,510	83,000	—	—	17,658	275,014
Executive Chairman

Robert J. Larison, Jr.(3)	2010	250,000	—	—	—	—	—	88,634	338,634
President and Chief Executive Officer	2009	225,000	—	—	—	—	—	82,418	307,418

Thomas B. Wagers, Sr.	2010	178,217	—	—	—	—	—	36,317	214,534
Chief Financial Officer	2009	178,217	—	—	—	—	—	17,218	195,435

Phillip S. Buddenbohm	2010	135,000	—	—	—	7,029	—	6,163	148,192
Senior Vice President- Credit Administration

(1)	Represents the grant date fair value of the stock awards and option awards received by Mr. Sidhu on June 28, 2010 under the Atlantic Coast Financial Corporation 2005 Stock Option Plan and the Atlantic Coast Financial Corporation 2005 Recognition and Retention Plan. The grant date fair value of the stock awards and the option awards have been computed in accordance with the stock-based compensation accounting rules pursuant to FASB ASC Topic 718. A discussion of the assumptions used in calculating the option award values may be found at footnote 15 to our audited financial statements set forth in our annual report on Form 10-K that was filed on April 1, 2011.

(2)	The amounts in this column reflect the various benefits and payments received by the applicable named executive officers. A break-down of the various elements of compensation in this column is set forth in the table provided below for the year ended December 31, 2010.

(3)	Mr. Larison resigned as President and Chief Executive Officer of Atlantic Coast Financial Corporation (formerly Atlantic Coast Federal Corporation) on October 29, 2010 and was subsequently appointed as of Chief Operating Officer of Atlantic Coast Financial Corporation. Mr. Larison remained President and Chief Executive Officer of Atlantic Coast Bank. As of the same date, G. Thomas Frankland was appointed President and Chief Executive Officer of Atlantic Coast Financial Corporation, but was not the principal executive officer in 2010.

(4)	Mr. Sidhu’s salary was accrued but not paid from May 24, 2010 until February 3, 2011, the date on which the second-step conversion was completed.

				Insurance
		Tax	Contributions	Premiums		ESOP
	Perquisites(1)	Gross Ups	to 401(k) Plan	Paid(2)	Board Fees	Allocation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Jay S. Sidhu	—	—	—	—	17,658	—	17,658
Robert J. Larison, Jr.	57,243	5,733	2,810	20,599	—	2,249	88,634
Thomas B. Wagers, Sr.	11,000	260	3,256	19,995	—	1,806	36,317
Phillip S. Buddenbohm	4,800	—	—	—	—	1,363	6,163

(1)	Perquisites for Messrs. Larison and Wagers included reimbursement for country club membership and automobile allowances. Mr. Larison’s perquisites also included reimbursement for health care costs, and a per diem payment for maintaining dual households in Waycross, Georgia and Jacksonville, Florida which totaled $33,120. Perquisites for Mr. Buddenbohm were an automobile allowance. No other individual perquisite exceeded $25,000.

(2)	Represents cost of the insurance premiums paid by Atlantic Coast Bank on behalf of the named executive officers in accordance with their endorsement life insurance agreements as described in more detail below.
Incentive Program
     Each year the board of directors approves annual and quarterly cash incentive programs to provide executive officers an opportunity to earn additional cash compensation based on reaching specified total company or business unit financial growth targets and other key business goals. For 2010, executive officers were eligible for an annual cash incentive award of up to 25% of an officer’s base salary if full year total corporation targets for risk-based capital ratio, core deposit ratio, non-performing assets and tangible book value were met and certain pre-determined individual business unit goals were achieved. The minimum goal achievement level is 80% of the targeted goal. The compensation committee believes the annual incentive program provides our management team with an incentive to enhance the appropriate level of focus on short-term profitability without sacrificing our long-term growth goals. We achieved the corporate goal target associated with non-performing assets. However no other goal targets were met and, therefore, the compensation committee concluded not to pay annual incentive program payments for the named executive officers for the 2010 fiscal year. We also did not pay annual incentive awards to the above named executive officers in 2009.
     In addition, Atlantic Coast Bank maintains an incentive program for certain executive officers related to reducing its non-performing assets. Mr. Buddenbohm is the only named executive officer eligible to participate in this program. In the event Atlantic Coast Bank reduces its non-performing assets by $3.0 million or more per quarter, Mr. Buddenbohm is entitled to receive a bonus payment equal to 13 basis points of the amount of the reduction of the non-performing assets, unless the board of directors of Atlantic Coast Bank determines otherwise. For 2010, Mr. Buddenbohm received $7,029 for achieving the performance metric for the June 2010 quarter.
Employment Agreements
     Employment Agreement with Mr. Sidhu. Atlantic Coast Financial Corporation (formerly Atlantic Coast Federal Corporation) entered into an employment agreement with Mr. Sidhu for a term of three years commencing on June 25, 2010. Mr. Sidhu is employed as the Executive Chairman of the Board. At least 60 days prior to the anniversary date of the agreement, the disinterested members of the board of directors of Atlantic Coast Financial Corporation must conduct a comprehensive performance evaluation and affirmatively approve any extension of the agreement for an additional year or determine not to extend the term of the agreement. If the board of directors determines not to extend the term, it must notify Mr. Sidhu at least 30 days, but not more than 60 days, prior to such date. Atlantic Coast Financial Corporation accrued, but did not pay, Mr. Sidhu’s base salary of $250,000 from May 24, 2010 until February 3, 2011 (the date on which the second-step conversion was completed), and then began to pay him regularly thereafter. Mr. Sidhu’s accrued but unpaid salary was paid to him on April 1, 2011. In addition to base salary, the agreement provides for, among other things, participation in incentive programs and other employee pension benefit and fringe benefit plans. Mr. Sidhu was also granted 19,600 stock option awards (as adjusted as a result of the second-step conversion) under the 2005 Stock Option Plan and 1,372 restricted stock awards (as adjusted as a result of the second-step conversion) under the 2005 Recognition and Retention Plan with 3,528 awards (as adjusted as a result of the second-step conversion) remaining to be granted.

     Certain events resulting in Mr. Sidhu’s termination or resignation (“event of termination”) will entitle him to payments of severance benefits following termination of employment, including in connection with a change in control of Atlantic Coast Financial Corporation or Atlantic Coast Bank. Subject to Office of Thrift Supervision approval, Mr. Sidhu will be entitled to severance benefits under the agreement in the event (i) his employment is involuntarily terminated (for reasons other than cause, death, disability or retirement) or (ii) he resigns during the term of the agreement within two years after any of the following events: (A) the failure to elect or reelect or to appoint or reappoint him to his executive position, or a material change in his functions, duties or responsibilities, which change would cause his position to become of lesser responsibility, importance or scope of authority, (B) a relocation of his principal place of employment by more than 50 miles from Jacksonville, Florida, (C) a material reduction in his salary or benefits other than as part of an employee wide reduction, or (D) a material breach of the agreement by Atlantic Coast Financial Corporation, which would entitle him to an immediate cash lump sum severance payment equal to three times the sum of his: (i) highest annual rate of base salary at any time during the term of the agreement and (ii) highest annual bonus and non-equity compensation received during the latest three calendar years prior to the termination. In addition, subject to Office of Thrift Supervision approval, Mr. Sidhu would be entitled, at no expense to him, to the continuation of substantially comparable life, disability and non-taxable medical and dental insurance coverage until the earlier of 36 months following his date of termination, or the date on which he obtains substantially similar coverage from a new employer.
     Notwithstanding any provision to the contrary in the agreement, in the event any severance payments that are made in connection with a change in control of Atlantic Coast Bank or Atlantic Coast Financial Corporation constitute an “excess parachute payment” subject to excise taxes under Section 280G of the Internal Revenue Code, the severance benefits under the agreement will be reduced accordingly to avoid excise taxes.
     The agreement provides that for one year following Mr. Sidhu’s termination (other than termination of employment following a change in control), Mr. Sidhu agrees not to: (i) compete with Atlantic Coast Financial Corporation or Atlantic Coast Bank within 50 miles of the locations in which Atlantic Coast Financial Corporation or Atlantic Coast Bank has business operations or has filed an application for regulatory approval to establish an office; (ii) directly or indirectly solicit any officer or employee to terminate their employment with Atlantic Coast Bank or Atlantic Coast Financial Corporation; or (iii) solicit or cause any customer of Atlantic Coast Bank to terminate an existing business or commercial relationship with Atlantic Coast Bank.
     Employment Agreement with Mr. Larison. Atlantic Coast Bank entered into an employment agreement with Mr. Larison for a term of three years, effective May 12, 2010. At least 60 days prior to the anniversary date of the agreement, the disinterested members of the board of directors of Atlantic Coast Bank must conduct a comprehensive performance evaluation and affirmatively approve any extension of the agreement for an additional year or determine not to extend the term of the agreement. If the board of directors determines not to extend the term, it must notify Mr. Larison at least 30 days, but not more than 60 days, prior to such date. The agreement currently provides for a base salary of $250,000. In addition to the base salary, the agreement provides for, among other things, participation in incentive programs and other employee pension benefit and fringe benefit plans including: (i) Atlantic Coast Bank’s payment of premiums on a life insurance policy for Mr. Larison; (ii) the right to receive a $5,000 per year contribution from Atlantic Coast Bank to Mr. Larison’s individual retirement account; (iii) reimbursement of out-of-pocket expenses up to $5,000 per year for Mr. Larison’s health insurance; (iv) a car allowance of $750 per month; and (v) reimbursement up to $5,000 per year for Mr. Larison’s membership in a country club of his choosing.
     Certain events resulting in Mr. Larison’s termination or resignation (“event of termination”) will entitle him to payments of severance benefits following termination of employment, including in connection with a change in control of Atlantic Coast Financial Corporation or Atlantic Coast Bank. Subject to Office of Thrift Supervision approval, Mr. Larison will be entitled to severance benefits under the agreement in the event (i) his employment is involuntarily terminated (for reasons other than cause, death, disability or retirement) or (ii) he resigns during the term of the agreement within two years after any of the following events: (A) the failure to elect or reelect or to appoint or reappoint him to his executive positions, or a material change in his functions, duties or responsibilities, which change would cause his position to become of lesser responsibility, importance or scope of authority, (B) a relocation of his principal place of employment by more than 50 miles from either Waycross, Georgia or Jacksonville, Florida, (C) a material reduction in his salary or benefits other than as part of an employee wide reduction, or (D) a material breach of the agreement by Atlantic Coast Bank, which would entitle him to an immediate cash lump sum severance payment equal to three times the sum of his: (i) highest annual rate of base salary at any time during the term of the agreement and (ii) highest annual bonus and non-equity compensation received during the latest three calendar years prior to the termination. In addition, subject to Office of Thrift Supervision approval, Mr. Larison would be entitled, at no expense to him, to the continuation of substantially comparable life, disability and non-taxable medical and dental insurance coverage until the earlier of 36 months following his date of termination, or the date on which he obtains substantially similar coverage from a new employer.
     Notwithstanding any provision to the contrary in the agreement, in the event any severance payments that are made in connection with a change in control of Atlantic Coast Bank or Atlantic Coast Financial Corporation constitute an “excess parachute payment” subject to excise taxes under Section 280G of the Internal Revenue Code, the severance benefits under the agreement will be reduced accordingly to avoid excise taxes.
     Employment Agreement with Mr. Wagers. In addition, Atlantic Coast Bank entered into an employment agreement with Mr. Wagers for a term of three years effective May 12, 2010. At least 60 days prior to the anniversary date of the agreement, the disinterested members of the board of directors of Atlantic Coast Bank must conduct a comprehensive performance evaluation and affirmatively approve any extension of the agreement for an additional year or determine not to extend the term of the agreement. If the board of directors determines not to extend the term, it must notify Mr. Wagers at least 30 days, but not more than 60 days, prior to such date. The agreement provides for a base salary of $178,000 for Mr. Wagers. In addition to base salary, the agreement provides for, among other things, participation in incentive programs and other employee pension benefit and fringe benefit plans applicable to executive employees.
     Certain events resulting in the executive’s termination or resignation (“event of termination”), similar to those specified for Mr. Larison (except that the executive’s relocation protection is limited to Jacksonville, Florida), including in connection with a change in control of Atlantic Coast Financial Corporation or Atlantic Coast Bank, subject to Office of Thrift Supervision approval, will entitle Mr. Wagers to a lump sum payment equal to three times the sum of his: (i) highest annual rate of base salary at any time during the term of the agreement and (ii) highest annual bonus and non-equity compensation received during the latest three calendar years prior to the termination. In addition, subject to Office of Thrift Supervision approval, Mr. Wagers would be entitled, at no expense to him, to the continuation of substantially comparable life, disability and non-taxable medical and dental insurance coverage until the early of 36 months following his date of termination, or the date on which he obtains substantially similar coverage from a new employer.
     Notwithstanding any provision to the contrary in each agreement, in the event any severance benefits that are provided to Mr. Wagers in connection with a change in control of Atlantic Coast Bank or Atlantic Coast Financial Corporation constitute an excess parachute payment subject to excise taxes, the severance benefits under each agreement will be reduced accordingly to avoid excise taxes.
     Employment Agreement with Mr. Buddenbohm. Atlantic Coast Bank entered into an employment agreement with Mr. Buddenbohm for a term of one year effective January 1, 2010, which superseded the existing contract dated June 24, 2009. The agreement currently provides for a base salary of $135,000. In addition to the base salary, the agreement provides for, among other things, participation in incentive programs and other employee pension benefit and fringe benefit plans applicable to executive employees. Upon each anniversary date of the agreement, the term will be extended for an additional year subject to the board of directors conducting a performance review of Mr. Buddenbohm and approving such renewal. Under the agreement, Mr. Buddenbohm’s employment may be terminated for cause at any time, in which event he would have no right to receive compensation or other benefits for any period after termination.
     Certain events resulting in Mr. Buddenbohm’s termination or resignation, similar to those specified for Mr. Larison, will entitle him to payments of severance benefits following termination of employment. Mr. Buddenbohm will be entitled to the type of severance benefits under the agreement also specified in Mr. Larison’s agreement as previously discussed (subject to Office of Thrift Supervision approval), except that his severance payment would be one times his highest annual rate of base salary at anytime during the term of the agreement and one times the highest annual bonus and non-equity incentive compensation paid to the him for the most recent calendar year prior to the termination and his relocation protection is limited to Jacksonville, Florida.

     Notwithstanding any provision to the contrary in each agreement, in the event any severance benefits that are provided to Mr. Buddenbohm in connection with a change in control of Atlantic Coast Bank or Atlantic Coast Financial Corporation constitute an excess parachute payment subject to excise taxes, the severance benefits under each agreement will be reduced accordingly to avoid excise taxes.
Non-Compete Agreements
     Atlantic Coast Bank entered into a Non-Compete and Non-Solicitation Agreement with Mr. Larison on December 11, 2009, Mr. Wagers on May 12, 2010, and Mr. Buddenbohm on May 12, 2010. Each agreement provides that for a period of two years following the executive’s termination of employment for any reason other than cause (as defined in his employment agreement), the executive will not: (i) directly or indirectly solicit any officer or employee to terminate their employment with Atlantic Coast Bank or Atlantic Coast Financial Corporation; (ii) accept employment or become affiliated with any competitor of Atlantic Coast Bank or Atlantic Coast Financial Corporation in the same geographic locations where Atlantic Coast Bank or Atlantic Coast Financial Corporation has material business interests; or (iii) solicit or cause any customer of Atlantic Coast Bank to terminate an existing business or commercial relationship with Atlantic Coast Bank.
     As consideration for the executives’ covenants above, each executive will be entitled to receive a cash lump sum payment equal to two times (i) the highest annual rate of base salary (as defined the executive’s employment agreement) paid to him at any time under the employment agreement and (ii) the highest annual bonus and non-equity incentive compensation (as defined in the employment agreement) paid to him over the most recent two calendar years prior to the termination of employment; provided, however, that any payment owed to the executive under the agreement shall be reduced by an amount equal to the amount of any severance pay that the executive receives under his employment agreement upon an “event of termination” (as defined in the employment agreement). Such payment will be made within 30 days following the executive’s date of termination.

     Outstanding Equity Awards at Year End. The following table sets forth information with respect to our outstanding equity awards as of December 31, 2010 for our named executive officers.

Outstanding Equity Awards at Fiscal Year-End
Option Awards							Stock Awards
										Equity
										incentive
									Equity	plan
									incentive	awards:
									plan	market or
									awards:	payout
				Equity incentive					number of	value of
				plan					unearned	unearned
		Number of	Number of	awards:			Number		shares,	shares,
		securities	securities	number of			of shares	Market	units or	units or
		underlying	underlying	securities			or units	value of shares	other	other
		unexercised	unexercised	underlying	Option		of stock	or units of	rights that	rights that
		options	options not	unexercised	exercise	Option	that have	stock that have	have not	have not
	Grant	exercisable(1)	exercisable(1)	earned options	price(1)	expiration	not vested(3)	not vested(4)	vested	vested
Name	Date	(#)	(#)	(#)	($)	date(2)	(#)	($)	(#)	($)
Jay S. Sidhu	6/28/2010	—	19,600	—	14.95	6/28/2020	1,372	12,251	—	—
Robert J. Larison, Jr.	7/28/2005	6,412	—	—	70.06	7/28/2015	—	—	—	—
	10/11/2005	3,920	—	—	69.90	10/11/2015	—	—	—	—
Thomas B. Wagers, Sr.	7/28/2005	392	—	—	70.06	7/28/2015	—	—	—	—
	10/11/2005	392	—	—	69.90	10/11/2015	—	—	—	—
	12/22/2006	4,582	1,145	—	93.47	12/22/2016	672	6,000	—	—
Phillip S. Buddenbohm	7/28/2005	1,764	—	—	70.06	7/28/2015	—	—	—	—
	10/11/2005	1,078	—	—	69.90	10/11/2015	—	—	—	—

(1)	Following the completion of the second-step conversion, all outstanding options to purchase common stock of Atlantic Coast Federal Corporation were exchanged for options to purchase common stock of Atlantic Coast Financial Corporation pursuant to an exchange ratio of 0.1960. The option exercise price was determined by dividing the original option exercise price by the 0.1960 exchange ratio.

(2)	All stock options expire 10 years after the grant date.

(3)	Following the completion of the second-step conversion, all outstanding restricted shares of common stock of Atlantic Coast Federal Corporation were exchanged for restricted shares of common stock of Atlantic Coast Financial Corporation pursuant to an exchange ratio of 0.1960.

(4)	This amount is based on the adjusted fair market value of Atlantic Coast Federal Corporation common stock on December 31, 2010 of $8.93, which was determined by dividing the fair market value of Atlantic Coast Federal Corporation common stock on December 31, 2010 ($1.75) by the 0.1960 exchange ratio.

Benefit Plans
     Stock Option Plan. Outside directors and key employees of Atlantic Coast Bank, Atlantic Coast Financial Corporation or their affiliates are eligible to participate in and receive awards under the Atlantic Coast Financial Corporation 2005 Stock Option Plan (“2005 Stock Option Plan”). Under the 2005 Stock Option Plan, Atlantic Coast Financial Corporation reserved 139,714 shares of common stock (as adjusted as a result of the second-step conversion) to be issued pursuant to grants of stock option awards. A stock option gives the recipient the right to purchase shares of common stock of Atlantic Coast Financial Corporation at a specified price during a specified period of time. Awards may be granted as either incentive or non-statutory stock options. Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code. Only employees are eligible to receive incentive stock options. Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise either in cash or with common stock that was owned by the recipient. All stock options vest at a rate determined by the board of directors at the time the awards are granted to the recipient, but not more than 20% per year. Stock options will fully vest and become immediately exercisable upon the recipient’s termination of service due to death or disability, or following a change in control of Atlantic Coast Financial Corporation.
     Recognition and Retention Plan. Outside directors and key employees of Atlantic Coast Bank, Atlantic Coast Financial Corporation or their affiliates are also eligible to participate and receive awards under the Atlantic Coast Financial Corporation 2005 Recognition and Retention Plan (“2005 Recognition and Retention Plan”). Under the 2005 Recognition and Retention Plan, Atlantic Coast Financial Corporation reserved 55,885 shares of common stock (as adjusted as a result of the second-step conversion) to be issued pursuant to grants of restricted stock awards. All restricted stock awards must vest at least 20% per year, beginning one year following the date of grant. However, the restricted stock awards will fully vest upon the recipient’s termination of service due to death or disability, or following a change in control of Atlantic Coast Financial Corporation.
     Employee Stock Purchase Plan. The Atlantic Coast Financial Corporation Employee Stock Purchase Plan was adopted on June 1, 2010 to encourage and facilitate the purchase of shares of Atlantic Coast Financial Corporation common stock. The plan is intended to be a tax-qualified “employee stock purchase plan” under Section 423 of the Internal Revenue Code, which has certain tax advantages. Under the plan, 29,400 shares of Atlantic Coast Financial Corporation common stock may be issued, with an annual increase of 9,800 shares to be added to the plan on the first day of each calendar year, starting on January 1, 2011, as adjusted as a result of the second-step conversion. Stock subject to purchase under the plan will be shares of Atlantic Coast Financial Corporation common stock that have been authorized but unissued, or have been previously issued, or both.
     The plan is generally open to all employees of Atlantic Coast Financial Corporation and its subsidiaries. The compensation committee will determine who is eligible to participate in the plan for each offering date. Participants will then enter into a stock purchase agreement with Atlantic Coast Financial Corporation. The agreement will state the number of shares of common stock that are eligible to be purchased by the participant during a specified period of time beginning on the offering date and ending on a purchase date established by the compensation committee (the “purchase period”), provided however that the purchase period does not last longer than 27 months following the offering date. The agreement will also provide the purchase price of the shares of common stock that are eligible to be purchased by the participant. However, the purchase price of a share of common stock will be not less than 85% of its fair market value on the date of the stock purchase agreement (as adjusted as a result of the second-step conversion).
     During the purchase period, the participant will designate a fixed dollar amount of his or her compensation to be withheld for the purchase of common stock equal to the purchase price of the shares that are eligible to purchased by the participant. Atlantic Coast Financial Corporation or the appropriate participating subsidiary will credit these amounts to a plan account. Accounts are not credited with interest. Payroll deductions will remain in effect until changed by the participant and will remain in effect for successive purchase periods. The compensation committee will determine how often participants may change their deferral elections during a purchase period. A participant’s stock purchases during a calendar year may not exceed the lesser of: (i) a total dollar amount or number of shares as specified by the compensation committee, or (ii) $25,000.

     At the end of the purchase period, if the fair market value of a share of common stock is equal to or greater than the purchase price specified in the stock purchase agreement, the shares covered by the agreement automatically will be purchased by the participant with the funds held on behalf of the participant in the plan account. However, the participant may elect not to purchase any shares or to purchase fewer than all of the shares covered by the agreement. Any balance in the plan account held on behalf of the participant after purchase of the shares will be paid to the participant. If a participant does not purchase any shares, all funds in the plan account held on his or her behalf will be paid to the participant. The number of shares the participant purchases on each purchase date is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation since the prior purchase date by the purchase price. As soon as practicable after each purchase date, the custodian will cause to be credited to the participant’s account the number of shares of common stock with respect to which the participant exercised his or her purchase rights under the plan.
     Termination of a participant’s employment for any reason, including disability or death or the failure of the participant to remain continuously employed by Atlantic Coast Financial Corporation, Atlantic Coast Bank or a subsidiary will terminate his or her participation in the plan immediately. The payroll deductions contributed to the participant’s account will be returned to him or her or, in the case of death, to the person or persons entitled thereto in accordance with the plan.
     Supplemental Retirement Agreements. Atlantic Coast Bank has entered into the Fifth Amended and Restated Supplemental Retirement Agreement with Mr. Larison and the Third Amended and Restated Supplemental Retirement Agreement with Mr. Wagers. Each agreement supersedes the prior supplemental retirement agreement that was in effect (the “old agreement”). Each agreement provides for the payment of a supplemental retirement benefit equal to the executive’s “appreciation benefit.” The executive’s “appreciation benefit” is calculated based on the following formula: the sum of (i) the lesser of (A) the “prior benefit component” multiplied by the “issue price,” or (B) the executive’s accrued benefit under the old agreement as of December 11, 2009 multiplied by 3% per annum; (ii) the “stock award component” multiplied by the “issue price;” and (iii) the “stock ownership component,” multiplied by the “issue price.” The “prior benefit component” is determined by dividing the executive’s accrued benefit under his old agreement as of December 11, 2009 by $1.44, which is the fair market value of Atlantic Coast Federal Corporation common stock on December 11, 2009. The “stock award component” is equal to 25% of the number of shares of Atlantic Coast Federal Corporation common stock awarded to the executive under the 2005 Recognition and Retention Plan that were still held by the executive as of December 11, 2009. The “stock ownership component” is equal to 75% of the amount of shares of Atlantic Coast Federal Corporation common stock that were beneficially owned by the executive as of December 11, 2009. The “issue price” is the average selling price of a share of Atlantic Coast Federal Corporation common stock over the 30 day period immediately preceding the conversion, minus $1.44. Atlantic Coast Bank will pay interest on the unpaid balance of the executive’s appreciation benefit at the rate of the monthly average of the three-month London Interbank Offered Rate (LIBOR) plus 275 basis points per annum until the appreciation benefit is paid in full.
     The executive became 15% vested in his appreciation benefit as a result of the completion of the second-step conversion. Thereafter, the executive will become 100% vested upon the continued operation of Atlantic Coast Financial Corporation with before-tax income (disregarding any accrued liability under a nonqualified deferred compensation plan sponsored by Atlantic Coast Bank and Atlantic Coast Financial Corporation) for two consecutive calendar quarters following the closing of the conversion offering. Notwithstanding the foregoing, the executive will become 100% vested in his appreciation benefit upon the earlier of: (i) death, (ii) disability, (iii) involuntary termination, or (iv) the occurrence of a change in control of Atlantic Coast Bank or Atlantic Coast Financial Corporation. A committee designated by the board to administer each agreement has the right to accelerate the vesting of the executive’s appreciation benefit at any time.
     Payment of the executive’s vested appreciation benefit will commence on the first business day of the month following the executive’s normal retirement date, and will be payable in 180 equal monthly installments thereafter. The normal retirement date for Mr. Larison is the date on which he attains age 55. Mr. Wagers has a normal retirement date of January 1, 2014. In the event of the executive’s disability or separation from service prior to attaining the normal retirement date, the executive will be entitled to his vested appreciation benefit, payable in 180 equal monthly installments commencing on the first business day following the date of the executive’s disability or separation from service. If the executive dies prior to attaining his normal retirement date, the executive’s beneficiary will be entitled to the executive’s appreciation benefit, payable in a lump sum on the first business day of the month following the executive’s normal retirement date. If a change in control of Atlantic Coast Financial Corporation or Atlantic Coast Bank occurs prior to the executive’s normal retirement date, the executive will be paid his appreciation benefit in a lump sum within 30 days following such change in control.
     Executive Deferred Compensation Plan. Effective January 1, 2008, Atlantic Coast Financial Corporation adopted the 2008 Executive Deferred Compensation Plan. Executive officers who are designated by the board of directors are eligible to participate in the plan. The plan allows for a participant to elect to defer a portion of his or her base salary and bonus to the plan. All amounts contributed to the plan are credited to a bookkeeping account established on behalf of each participant. The participant’s account balance will be credited with earnings based on the participant’s choice among the investment alternatives made available under plan, which includes the right to invest in Atlantic Coast Financial Corporation common stock. Each participant will have the right to elect for the payment of his or her account balance to commence on either a specified date or within 30 days following his or her separation from service (the “commencement date”). However, the participant’s account balance may be paid out prior to the commencement date due to the participant’s death or disability, or a change in control of Atlantic Coast Financial Corporation. Generally the participant’s account balance will be payable in a lump sum distribution. However, a participant can elect for his or her account balance to be payable in equal monthly installments over a period not to exceed 10 years. All payments will be made in cash, provided, however, to the extent the participant’s account balance is invested in Atlantic Coast Financial Corporation common stock, then the participant’s account balance attributable to common stock will be distributed in-kind.
     Split Dollar Life Insurance Agreements. Atlantic Coast Bank has entered into an endorsement split-dollar life insurance agreement with each of Messrs. Larison and Wagers. Under each agreement, if at the time of death the executive is either employed by Atlantic Coast Bank or has retired from employment and has completed ten years of service with Atlantic Coast Bank measured from the effective date of the agreement, the executive’s beneficiary will be entitled to a life insurance benefit equal to three times his highest annual base salary in effect during the ten years prior to death or retirement. The life insurance policies are bank owned life insurance (“BOLI”) purchased with single premiums. Endorsements equal to the estimated death benefits of the BOLI policy provided coverage under the terms of the split-dollar agreements.
     Amended and Restated Supplemental Executive Retirement Plan. Atlantic Coast Bank adopted the Atlantic Coast Bank Amended and Restated Supplemental Executive Retirement Plan, which was originally established on November 1, 2004 and was most recently amended and restated on January 1, 2005. Each employee who is selected by the board of directors of Atlantic Coast Bank is eligible to participate in this plan. Mr. Buddenbohm is the only named executive officer participating in this plan. Each participant in the plan is entitled to a supplemental retirement benefit equal to the executive’s “appreciation benefit.” The participant’s “appreciation benefit” is calculated based on the following formula: the “prior benefit” multiplied by the “issue price” multiplied by the “exchange ratio.” The “prior benefit” is the number of shares of Atlantic Coast Federal Corporation common stock equal to the participant’s accrued benefit under the plan as of December 11, 2009. The fair market value of Atlantic Coast Federal Corporation common stock as of December 11, 2009 used to determine the “prior benefit” is $1.44. The “issue price” is $10.00, which was the initial offering price of the common stock of Atlantic Coast Financial Corporation in connection with the second-step conversion. The “exchange ratio” is 0.196, which was used to determine the number of shares of common stock of Atlantic Coast Financial Corporation that were exchanged for each share of common stock of Atlantic Coast Federal Corporation as a result of the second-step conversion.
     Each participant became 100% vested in the participant’s appreciation benefit as a result of the completion of the second-step conversion. Payment of the participant’s vested appreciation benefit will commence on January 1st of the year following the participant’s separation from service at or after attaining age 65 (the “normal retirement age”) and will be payable in 20 equal annual installments. If the participant’s separation from service occurs at or after attaining age 55 but before attaining the normal retirement age (the “early retirement age”), the participant’s appreciation benefit shall be reduced by 5% for each year the participant’s early retirement age is less than the normal retirement age. The reduced appreciation benefit will commence on January 1st of the year following the participant’s separation from service and will be payable in 20 equal annual installments.

Tax-Qualified Benefit Plans
     401(k) Plan. Atlantic Coast Bank maintains the Atlantic Coast Bank Employees’ Savings & Profit Sharing Plan and Trust, a tax-qualified defined contribution retirement plan, for all employees who have satisfied the 401(k) plan’s eligibility requirements. Employees who have completed three consecutive months of service will begin participation in the 401(k) plan on the first day of the month coinciding with or next following the date the employee has satisfied the eligibility requirements.
     A participant may contribute up to 75% of his or her compensation to the 401(k) plan on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code. For the 2010 calendar year, the maximum salary deferral contribution that can be made by a participant is $16,500, provided however that a participant over age 50 may contribute an additional $5,500 to the 401(k) plan. In addition to salary deferral contributions, Atlantic Coast Bank will make a matching contribution equal to 50% of the first 6% of the compensation that is deferred by the participant during the plan year. A participant is always 100% vested in his or her salary deferral contributions. All employer contributions vest at a rate of 20% per year, beginning after the participant’s completion of his or her second year of service, such that the participant will be fully vested upon completion of six years of credited service. However, a participant will immediately become 100% vested in the employer contributions upon his or her death, disability, or attainment of age 60 while employed with Atlantic Coast Bank. Generally, a participant (or participant’s beneficiary) may receive a distribution from his or her vested account at retirement (age 60), age 59 1/2 (while employed with Atlantic Coast Bank), death, disability, or termination of employment.
     Each participant has an individual account under the 401(k) plan and may direct the investment of his or her account among a variety of investment options or vehicles available. In addition, participants in the 401(k) plan can purchase shares of Atlantic Coast Financial Corporation common stock through the Atlantic Coast Financial Corporation Stock Fund.
     Employee Stock Ownership Plan. Atlantic Coast Financial Corporation maintains the Atlantic Coast Financial Corporation Employee Stock Ownership Plan. Employees of Atlantic Coast Financial Corporation and Atlantic Coast Bank who have been credited with at least 1,000 hours of service during a twelve-month period are eligible to participate in the employee stock ownership plan. As part of the initial public offering of Atlantic Coast Federal Corporation, the employee stock ownership plan borrowed funds from Atlantic Coast Federal Corporation and used those funds to purchase 465,520 shares of common stock, which served as collateral for the loan. The loan was scheduled to be repaid by Atlantic Coast Bank through discretionary contributions to the employee stock ownership plan over a period of ten years. Shares purchased by the employee stock ownership plan are held in a suspense account for allocation among the participants’ accounts as the loan is repaid.
     Contributions to the employee stock ownership plan and shares released from the unallocated suspense account in an amount proportional to the repayment of the employee stock ownership plan loan will be allocated to each eligible participant’s plan account, based on the ratio of each participant’s compensation to the total compensation of all eligible participants. Vested benefits will be payable generally upon the participants’ termination of employment, and will be paid in the form of common stock, or to the extent participants’ accounts contain cash, benefits will be paid in cash. However, participants have the right to elect to receive their benefits entirely in the form of common stock. Pursuant to FASB ASC Subtopic 718-40, we are required to record compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account.
     As a result of the second-step conversion, the 139,656 shares of Atlantic Coast Federal Corporation held in the suspense account were converted to 27,372 shares of Atlantic Coast Financial Corporation common stock, and all shares allocated to participants’ accounts were converted to shares of Atlantic Coast Financial Corporation common stock pursuant to the 0.1960 exchange ratio. In addition, the employee stock ownership plan purchased 68,434 of shares of Atlantic Coast Financial Corporation common stock issued in the conversion offering. The employee stock ownership plan funded its stock purchase with a loan from Atlantic Coast Financial Corporation equal to the aggregate purchase price of the common stock. This loan will be repaid principally through Atlantic Coast Bank’s contribution to the employee stock ownership plan and dividends payable on the common stock held by the employee stock ownership plan over the anticipated 20-year term of the loan. The interest rate for the employee stock ownership plan loan is an adjustable-rate equal to the prime rate, as published in The Wall Street

Journal, which is currently 3.25%. Thereafter, the interest rate will adjust annually. The original loan from Atlantic Coast Federal Corporation to the employee stock ownership plan in connection with the initial public offering was refinanced and rolled into a new loan received by the employee stock ownership plan from Atlantic Coast Financial Corporation in connection with the second-step conversion.
     The trustee will hold the shares purchased by the employee stock ownership plan and all remaining unallocated shares that were purchased in connection with the initial public offering (95,806 shares in the aggregate) in an unallocated suspense account, and shares will be released to the participants’ accounts as the new loan is repaid, on a pro-rata basis. The trustee will allocate the shares released among the participants’ accounts on the basis of each participant’s proportional share of eligible plan compensation relative to all participants’ proportional share of eligible plan compensation.

Director Compensation
     Directors’ Summary Compensation Table. Set forth below is summary compensation for each of our non-employee directors and G. Thomas Frankland for the year ended December 31, 2010.

Director Compensation(4)
				Non-equity	Non-qualified
	Fees earned			incentive	deferred
	or paid	Stock	Option	plan	compensation	All other
	in cash	awards	awards(1)	compensation(2)	earnings	compensation(3)
Name	($)	($)	($)	($)	($)	($)	Total
Thomas F. Beeckler	23,544	—	4,980	—	—	—	28,524
Frederick D. Franklin, Jr.	23,544	—	4,980	—	—	—	28,524
Charles E. Martin, Jr.	25,161	—	4,980	—	—	—	30,141
W. Eric Palmer	23,544	—	4,980	—	—	—	28,524
Robert J. Smith	24,876	—	4,980	—	—	—	29,856
Forrest W. Sweat, Jr.	24,876	—	4,980	—	—	—	29,856
H. Dennis Woods	23,544	—	4,980	—	—	—	29,524
Bhanu Choudhrie	9,810	—	—	—	—	—	9,810
G. Thomas Frankland	5,886	—	—	—	—	45,231	51,117

(1)	Represents the grant date fair value of the option awards received by each director on June 28, 2010 under the Atlantic Coast Financial Corporation 2005 Stock Option Plan. The grant date fair value of the option awards have been computed in accordance with the stock-based compensation accounting rules pursuant to FASB ASC Topic 718. A discussion of the assumptions used in calculating the option award values may be found at footnote 15 to our audited financial statements set forth in our annual report on Form 10-K that was filed on April 1, 2011.

(2)	Directors earned no incentive compensation under any incentive program in 2010.

(3)	For the year ended December 31, 2010, no director received perquisites or personal benefits, which exceeded $10,000. With respect to Mr. Frankland who serves as President and Chief Executive Officer of Atlantic Coast Financial Corporation, his amount reflects his base salary that was accrued from October 26, 2010 through December 31, 2010. He was paid half of his salary until the completion of the second-step conversion on February 3, 2011. Mr. Frankland received board fees from August until his October appointment as President and Chief Executive Officer.

(4)	As of December 31, 2010, each noted director, with the exception of Messrs. Choudhrie and Frankland, had 5,380 outstanding option awards.
Cash Compensation
     Members of the board of directors of Atlantic Coast Bank do not receive separate compensation for their service on the board of directors or the committees of Atlantic Coast Financial Corporation.
     Members of Atlantic Coast Bank’s board of directors receive a fee of $1,962 per month. Employee members do not receive board fees, except for Mr. Sidhu. Mr. Sidhu received board fees because he deferred the payment of his salary as Executive Chairman in 2010 until the completion of the second step conversion on February 3, 2011. The chairman of the board receives a fee of $2,375 monthly and the vice-chairman of the board and chairman of the audit committee both receive a fee of $2,073 monthly. Atlantic Coast Bank has established a director deferred fee plan that permits a board member to defer some or all of his board fees. As of December 31, 2010, Atlantic Coast Bank had accrued a liability of $223,229 for this plan. Other than described above, committee members are not separately compensated for their service.
Incentive Program
     The directors are eligible to participate in the Annual Incentive Program. Please see the description of the program set forth under “Executive Compensation — Incentive Program” for further details.

Director Plans
     2005 Stock Option Plan and 2005 Recognition and Retention Plan. The directors are eligible to participate in the 2005 Stock Option Plan and the 2005 Recognition and Retention Plan. Please see the description of the plans set forth under “Executive Compensation — Benefit Plans” for further details.
     Director Stock Purchase Plan. The Atlantic Coast Financial Corporation Director Stock Purchase Plan was adopted on June 1, 2010 to encourage and facilitate the purchase of shares of Atlantic Coast Financial Corporation common stock by directors. Under the plan, 29,400 shares of Atlantic Coast Financial Corporation common stock may be issued, with an annual increase of 9,800 shares to be added to the plan on the first day of each calendar year, starting on January 1, 2011, as adjusted as a result of the second-step conversion. Stock subject to purchase under the plan will be shares of Atlantic Coast Financial Corporation common stock that have been authorized but unissued, or have been previously issued, or both.
     The plan is open to all directors of Atlantic Coast Financial Corporation. Each participant must enter into a stock purchase agreement with Atlantic Coast Financial Corporation, which will state the number of shares of common stock that are eligible to be purchased by the participant during a specified period of time beginning on the offering date and ending on a purchase date established by the compensation committee (the “purchase period”), provided however that the purchase period does not last longer than 27 months following the offering date. The agreement will also provide the purchase price of the shares of common stock that are eligible to be purchased by the participant. However, the purchase price of a share of common stock will be not less than 85% of its fair market value on the date of the stock purchase agreement.
     During the purchase period, the participant will designate a fixed dollar amount of his or her director fees to be withheld for the purchase of common stock equal to the purchase price of the shares that are eligible to be purchased by the participant, as adjusted as result of the second-step conversion. Atlantic Coast Financial Corporation or the appropriate participating subsidiary will credit these amounts to a plan account. Accounts are not credited with interest. The amount of deductions will remain in effect until changed by the participant and will remain in effect for successive purchase periods. The compensation committee will determine how often participants may change their deferral elections during a purchase period. A participant’s stock purchases during a calendar year may not exceed the total dollar amount or number of shares specified by the compensation committee.
     At the end of the purchase period, if the fair market value of a share of common stock is equal to or greater than the purchase price specified in the stock purchase agreement, the shares covered by the agreement automatically will be purchased by the participant with the funds held on behalf of the participant in the plan account. However, the participant may elect not to purchase any shares or to purchase fewer than all of the shares covered by the agreement. Any balance in the plan account held on behalf of the participant after purchase of the shares, will be paid to the participant. If a participant does not purchase any shares, all funds in the plan account held on his or her behalf will be paid to the participant. The number of shares the participant purchases on each purchase date is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation since the prior purchase date by the purchase price. As soon as practicable after each purchase date, the custodian will cause to be credited to the participant’s account the number of shares of common stock with respect to which the participant exercised his or her purchase rights under the plan.
     Termination of a participant’s services for any reason, including disability or death or the failure of the participant to remain continuously employed by Atlantic Coast Financial Corporation, Atlantic Coast Bank or a subsidiary will terminate his or her participation in the plan immediately. Fees contributed to the participant’s account shall be returned to him or her or, in the case of death, to the person or persons entitled thereto in accordance with the plan.
     Director Retirement Plan. Atlantic Coast Bank has adopted the Atlantic Coast Bank 2005 Amended and Restated Director Retirement Plan, effective June 17, 2010. Each member of the board of directors of Atlantic Coast Bank is eligible to participate in the plan. As a result of the completion of the second-step conversion, each participant is entitled to receive his or her “appreciation benefit.” The participant’s “appreciation benefit” will be payable in equal monthly installments of 120 months, commencing on the first day of the month following the completion of the second-step conversion.

     The participant’s “appreciation benefit” is calculated based on the following formula: the sum of (i) the lesser of (A) the “prior benefit component” multiplied by the “issue price,” or (B) the executive’s accrued benefit under the old agreement as of December 11, 2009 multiplied by 3% per annum, (ii) the “stock award component” multiplied by the “issue price,” and (iii) the “stock ownership component,” multiplied by the “issue price.” The “prior benefit component” is determined by dividing the director’s accrued benefit under the plan as of December 11, 2009 by $1.44, which is the fair market value of Atlantic Coast Federal Corporation common stock on December 11, 2009. The “stock award component” is equal to 25% of the number of shares of Atlantic Coast Federal Corporation common stock awarded to the participant under the 2005 Recognition and Retention Plan that were still held by the participant as of December 11, 2009. The “stock ownership component” is equal to 75% of the amount of shares of Atlantic Coast Federal Corporation common stock that were beneficially owned by the participant as of December 11, 2009. The “issue price” is the average selling price of a share of Atlantic Coast Federal Corporation common stock over the 30 day period immediately preceding the conversion, minus $1.44. The aggregate value of the “prior benefit component,” the “stock award component,” and the “stock ownership component” will be adjusted in accordance with the exchange ratio. Atlantic Coast Bank will pay interest on the unpaid balance of the participant’s appreciation benefit at the rate of the monthly average of the three-month LIBOR plus 275 basis points per annum until the appreciation benefit is paid in full.
     Director Deferred Fee Plan. Atlantic Coast Financial Corporation adopted the Atlantic Coast Financial Corporation Amended and Restated 2005 Director Deferred Fee Plan, effective January 1, 2005. The plan allows for a participant to elect to defer a portion of his or her director fees to the plan. All amounts contributed to the plan are credited to a bookkeeping account established on behalf of each participant. The participant’s account balance will be credited with earnings based on the participant’s choice among the investment alternatives made available under plan. However, participants will not be permitted to invest in Atlantic Coast Financial Corporation common stock. Each participant will have the right to elect for the payment of his or her account balance to commence on either a specified date or within 30 days following his or her separation from service (the “commencement date”). However, the participant’s account balance may be paid out prior to the commencement date due to the participant’s death or disability, or a change in control of Atlantic Coast Financial Corporation. Generally, the participant’s account balance will be payable in a lump sum distribution. However, a participant can elect for his or her account balance to be payable in equal monthly installments over a period not to exceed 10 years.
     Director Deferred Compensation Plan for Equity. Atlantic Coast Financial Corporation adopted the Atlantic Coast Financial Corporation Amended and Restated 2007 Director Deferred Compensation Plan for Equity. The plan allows for a participant to defer receipt of board fees and annual cash incentives to the plan, which will be used to purchase “phantom shares.” Each phantom share will be deemed to be acquired at the prevailing market rate of Atlantic Coast Financial Corporation common stock, and will be credited to a bookkeeping account established on behalf of each participant. The account will be maintained in phantom shares for the duration of the participant’s participation in the plan. To the extent dividends are issued on Atlantic Coast Financial Corporation common stock, dividends will be credited to the phantom shares in the same proportion as the actual dividends are credited to Atlantic Coast Financial Corporation common stock.
     Each participant will have the right to elect for the payment of his or her account balance to commence on either a specified date or within 30 days following his or her separation from service (the “commencement date”). However, the participant’s account balance may be paid out prior to the commencement date due to the participant’s death or disability, or a change in control of Atlantic Coast Financial Corporation. Generally, the participant’s account balance will be payable in a lump sum distribution. However, a participant can elect for his or her account balance to be payable in equal monthly installments over a period not to exceed 10 years. All payments made under the plan to the participant will be made in the form of Atlantic Coast Financial Corporation common stock.
     Director Emeritus Program. Atlantic Coast Bank adopted the Atlantic Coast Bank Director Emeritus Plan, effective January 1, 2005. The plan provides three former retired directors with additional retirement benefits to recognize their significant and valued contributions to Atlantic Coast Bank. Two former directors are currently participating in the plan and are being paid a normal retirement benefit of $10,000 per year, payable in monthly installments for nine years that commenced on the 30th day following their retirement from the board. In addition, the former directors are being paid a special retirement benefit of $10,288 per year, payable in annual installments for five years that commenced on June 1, 2006 and will terminate on June 1, 2011.

Transactions With Certain Related Persons
     Atlantic Coast Bank has a policy of granting loans to officers and directors, which fully complies with all applicable federal regulations. Loans to directors and executive officers are made in the ordinary course of business and on substantially the same terms and conditions as those of comparable transactions with unaffiliated third parties prevailing at the time, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectability or present other unfavorable features. In addition, all loans to directors and executive officers are approved by at least a majority of the independent, disinterested members of the board of directors.
     All loans Atlantic Coast Bank makes to its directors and executive officers are subject to regulations restricting loans and other transactions with affiliated persons of Atlantic Coast Bank. Loans to all directors and executive officers and their associates totaled approximately $1.6 million at December 31, 2010, which was 3.5% of our stockholders’ equity at that date. All loans to directors and executive officers were performing in accordance with their terms at December 31, 2010.
     Atlantic Coast Bank also paid legal fees during 2010 in the amount of $179,000 to the law firm of Rogers Towers, P.A. for legal services provided for loan collections, and director Franklin is a partner of such law firm.
PROPOSAL II — RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     Atlantic Coast Financial Corporation’s independent registered public accounting firm for the year ended December 31, 2010 was McGladrey & Pullen, LLP. The audit committee of Atlantic Coast Financial Corporation has approved the engagement of McGladrey & Pullen, LLP to be Atlantic Coast Financial Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2011, subject to the ratification of the engagement by Atlantic Coast Financial Corporation’s stockholders. At the annual meeting, the stockholders of Atlantic Coast Financial Corporation will consider and vote on the ratification of the engagement of McGladrey & Pullen, LLP for Atlantic Coast Financial Corporation’s fiscal year ending December 31, 2011. No representatives of McGladrey & Pullen, LLP are expected to attend the annual meeting.
     On March 31, 2010, the audit committee of Atlantic Coast Federal Corporation met and decided to dismiss Crowe Horwath LLP as Atlantic Coast Federal Corporation’s independent registered public accounting firm. Atlantic Coast Federal Corporation’s financial statements in recent years, including the years ended December 31, 2009 and 2008, were audited by Crowe Horwath LLP. On March 31, 2010, the audit committee also approved the engagement of McGladrey & Pullen, LLP as Atlantic Coast Federal Corporation’s registered public accounting firm for the fiscal year ending December 31, 2010.
     The reports of Crowe Horwath LLP on the financial statements of Atlantic Coast Financial Corporation for 2009 and 2008 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for 2009 and 2008 and through March 31, 2010, there were no disagreements with Crowe Horwath LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Crowe Horwath LLP would have caused Crowe Horwath LLP to make reference thereto in its report on Atlantic Coast Financial Corporation’s financial statements. During 2009 and 2008 and through March 31, 2010, there were no reportable events (as set forth in Regulation S-K Item 304(a)(1)(v)) with Crowe Horwath LLP.
     During 2009 and 2008 and through March 31, 2010, neither Atlantic Coast Financial Corporation nor anyone on its behalf consulted with McGladrey & Pullen, LLP regarding either (i) the application of accounting principles to a specific completed or proposed transaction, or the type of audit opinion that might be rendered on Atlantic Coast Financial Corporation’s financial statements; or (ii) any matter that was the subject matter of a disagreement or reportable event with McGladrey & Pullen, LLP (as set forth in Regulation S-K Item 304 (a)(1)(iv) or (v)).
     Set forth below is certain information concerning aggregate fees billed for professional services rendered by McGladrey & Pullen, LLP and Crowe Horwath LLP, during the fiscal years ended December 31, 2010 and 2009.

     The aggregate fees included in the audit category were fees billed for the fiscal years for the audit of our annual financial statements and the review of our quarterly financial statements. The aggregate fees included in each of the other categories were fees billed in the noted fiscal years.

	2010	2009
Audit Fees	$207,635	$219,230
Audit Related Fees	47,790	44,114
Tax Fees	54,000	64,748
All Other Fees	322,960	—
     Audit Fees. Audit fees of $207,635 in fiscal 2010 were for the audit of our consolidated financial statements. The audit fees for fiscal 2010 include fees relating to review of the financial statements included in our quarterly reports on Form 10-Q and review of our Annual Report on Form 10-K. Audit fees of $219,230 in fiscal 2009 were for the audit of our consolidated financial statements. The audit fees for fiscal 2009 include fees relating to review of the financial statements included in our quarterly reports on Form 10-Q and review of our Annual Report on Form 10-K.
     Audit-Related Fees. Audit related fees for $47,790 in fiscal year 2010 were for annual benefit plan audits of our Employee Stock Ownership Plan and our 401(k) plan. Audit related fees for $44,114 in fiscal year 2009 were for annual benefit plan audits of our Employee Stock Ownership Plan and our 401(k) plan.
     Tax Fees. Tax fees of $54,000 and $64,748 in fiscal years 2010 and 2009, respectively, were for services related to tax compliance and tax planning.
     All Other Fees. All other fees in fiscal 2010 were fees payable to McGladrey & Pullen, LLP and Crowe Horwath LLP for their work relating to the second-step conversion and stock offering of Atlantic Coast Financial Corporation. There were no other fees in 2009.
     The audit committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The audit committee has delegated pre-approval authority to its chairman when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
     In order to ratify the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm for the year ending December 31, 2011, the proposal must receive at least a majority of the votes cast at the annual meeting, without regard to broker non-votes or proxies marked “ABSTAIN,” either in person or by proxy, in favor of such ratification. The audit committee of the board of directors recommends a vote “FOR” the ratification of the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm for the year ending December 31, 2011.
ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED
AT AN ANNUAL MEETING
     Our Bylaws provide an advance notice procedure for certain business, or nominations to the board of directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the board of directors, our Corporate Secretary must receive written notice not less than 80 days nor more than 90 days prior to date of the annual meeting; provided, however, that in the event that less than 90 days’ notice or prior public disclosure of the date of the annual meeting is provided to stockholders, then, to be timely, notice by the stockholder must be so received not later than the tenth day following the day on which public announcement of the date of such meeting is first made.

     The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on Atlantic Coast Financial Corporation’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of Atlantic Coast Financial Corporation which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.
     The notice with respect to director nominations must include (i) as to each individual whom the stockholder proposes to nominate for election as a director, (A) all information relating to such person that would indicate such person’s qualification under Article 2, Section 12 of our Bylaws, including an affidavit that such person would not be disqualified under the provisions of Article 2, Section 12 of the Bylaws and (B) all other information relating to such individual that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; and (ii) as to the stockholder giving the notice, (A) the name and address of such stockholder as they appear on Atlantic Coast Financial Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (B) the class or series and number of shares of capital stock of Atlantic Coast Financial Corporation which are owned beneficially or of record by such stockholder and such beneficial owner; (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.
     Nothing in this Proxy Statement shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.
     The 2012 Annual Meeting of Stockholders is expected to be held May 11, 2012. Accordingly, advance written notice for certain business, or nominations to the board of directors, to be brought before the next annual meeting must be received by our Corporate Secretary no earlier than February 10, 2012 and no later than February 21, 2012. If notice is received outside of these dates, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.
STOCKHOLDER PROPOSALS
     In order to be eligible for inclusion in our proxy materials for our 2012 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at our executive office, 12724 Gran Bay Parkway West, Jacksonville, Florida 32258, no later than December 16, 2011. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.
OTHER MATTERS
     The board of directors is not aware of any business to come before the annual meeting other than the matters described above in the proxy statement. However, if any matters should properly come before the annual meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

MISCELLANEOUS
     The cost of solicitation of proxies will be borne by Atlantic Coast Financial Corporation. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. We have retained Corporate Communications, Inc., the company’s regularly retained investor relations firm, to assist in the solicitation of proxies. Corporate Communications, Inc. will not receive any additional compensation for this service. In addition to solicitations by mail, directors, officers and regular employees may solicit proxies personally or by telephone without additional compensation. Our 2010 Annual Report to Stockholders has been mailed to all stockholders of record as of March 18, 2011. Any stockholder who has not received a copy of such annual report may obtain a copy by writing us at the address below. Such annual report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.
HOUSEHOLDING OF PROXY STATEMENTS AND ANNUAL REPORTS
     We intend to deliver only one annual report and proxy statement to multiple registered stockholders sharing the same address unless it has received contrary instructions from one or more of the stockholders. If individual stockholders wish to receive a separate copy of the annual report or proxy statement they may call or write and request separate copies currently or in the future as follows:
Atlantic Coast Financial Corporation Investor Relations
c/o Corporate Communications, Inc.
523 Third Avenue, South
Nashville, Tennessee 37210
Phone:   (615) 254-3376
Fax:        (615) 254-3420
     Registered stockholders sharing the same address and receiving multiple copies of annual reports or proxy statements may request the delivery of a single copy by writing or calling the above address or phone number.
BY ORDER OF THE BOARD OF DIRECTORS

Pamela T. Saxon
Secretary

Jacksonville, Florida
April 15, 2011

REVOCABLE PROXY

ATLANTIC COAST FINANCIAL CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
May 13, 2011
The undersigned hereby appoints the proxy committee of the board of directors of Atlantic Coast Financial Corporation (the “Company”), with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company that the undersigned is entitled to vote at the 2011 Annual Meeting of Stockholders (“Annual Meeting”) to be held at the Jacksonville Marriott Hotel, 4670 Salisbury Road, Jacksonville, Florida, at 10:00 a.m., local time, on May 13, 2011. The proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

			WITHHOLD	FOR ALL
		FOR	ALL	EXCEPT
1.	The election as directors of the nominees for the terms ending as listed below (except as marked to the contrary below) and until their respective successors have been elected and qualified:	☐	☐	☐

Robert J. Larison, Jr. (2014) W. Eric Palmer (2014) G. Thomas Frankland (2014) Jay S. Sidhu (2014) Bhanu Choudhrie (2012)

INSTRUCTION: To withhold your vote for any individual nominee, mark “For All Except” and write that nominee’s name on the space provided.

		FOR	AGAINST	ABSTAIN
2.	The ratification of the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2011.	☐	☐	☐
The board of directors recommends a vote “FOR” each of the above-listed proposals.
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later dated proxy statement prior to a vote being taken on a particular proposal at the Annual Meeting.
The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a proxy statement dated April 15, 2011, and audited financial statements.

Dated: __________________, 2011	☐ Check Box if You Plan to Attend the Annual Meeting

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER
Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.
Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.